Exhibit 32(a)
Section 1350 Certification
We, Lewis Hay, III and Moray P. Dewhurst, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)

The Quarterly Report on Form 10-Q of FPL Group, Inc. (FPL Group) for the quarterly period ended March 31, 2008 (Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of FPL Group.

Dated: May 1, 2008

LEWIS HAY, III

Lewis Hay, III Chairman of the Board and Chief Executive Officer of FPL Group, Inc.

MORAY P. DEWHURST

Moray P. Dewhurst Vice President and Chief Financial Officer of FPL Group, Inc.

A signed original of this written statement required by Section 906 has been provided to FPL Group and will be retained by FPL Group and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished as an exhibit to the Report pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 and, accordingly, is not being filed with the Securities and Exchange Commission as part of the Report and is not to be incorporated by reference into any filing of FPL Group under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of the Report, irrespective of any general incorporation language contained in such filing).